Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential Short-Term Corporate Bond Fund, Inc.:

We consent to the use of our report dated February 17, 2015, with respect to Prudential Short-Term Corporate Bond Fund, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

February 26, 2015